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                                                                  Exhibit 23.iii


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference, in this registration statement on Form S-8 pertaining to AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan, of our report dated January 30, 1995 on our audit of the consolidated financial statements of CMT Partners included in the Annual Report on Form 10-K of AirTouch Communications, Inc. for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts."


San Francisco, California                       /s/ COOPERS & LYBRAND L.L.P.
November 21, 1995